Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors
STATS ChipPAC Ltd.:
We consent to the incorporation by reference herein of our report dated February 6, 2004, with respect to the consolidated statements of operations, comprehensive loss, shareholders’ equity and cash flows for ST Assembly Test Services Ltd and subsidiaries for the year ended December 31, 2003, which report appears in the 2005 annual report on Form 20-F of STATS ChipPAC Ltd.
/s/KPMG
Singapore
August 7, 2006